UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Freeport-McMoRan Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the

Freeport-McMoRan Inc. Stockholder Meeting To Be Held on June 10, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the proxy materials and to submit your proxy and voting instructions online. The items to be voted on and location of the annual meeting of stockholders are on the reverse side of this Notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before submitting your proxy and voting instructions.

To view the proxy materials, which consist of the proxy statement and annual report to stockholders, request a paper or email copy of the proxy materials, and/or select a future delivery preference, please have this notice available and visit www.eproxyaccess.com/fcx2015.

Use the control number/voter ID located in the shaded bar below to log in and request a paper or email copy of the current proxy materials or to submit your delivery preference for future proxy materials.

Once you have reviewed the proxy materials, you may submit your proxy and voting instructions over the Internet at:

www.ivselection.com/freeport15

Please have this notice available when you access the voting website. Follow the instructions on the screen to log into the website to vote. Please note that submitting your proxy and voting instructions online authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

If you would like to receive a paper or email copy of the proxy materials and/or select a future delivery preference, you may also do so by:

Telephone – Call us free of charge at 1-866-233-2408 from within the United States or Canada.

Email – Send us an email at fcx@eproxyaccess.com, using the control number above as the subject line, and state whether you wish to receive a paper or email copy of the proxy materials and whether your request is for this meeting only or all future meetings.

There is no charge to you for requesting a copy of the proxy materials. Please make your request for a copy as instructed above on or before June 3, 2015 to facilitate timely delivery.

Freeport-McMoRan Inc.’s Annual Meeting of Stockholders will be held on Wednesday, June 10, 2015 at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, at 10:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the board of directors’ recommendations.

The board of directors recommends a vote FOR Proposal Nos. 1, 2, 3 and 4 below.

1.	Election of sixteen directors. Nominees are: Richard C. Adkerson; Robert J. Allison, Jr.; Alan R. Buckwalter, III; Robert A. Day; James C. Flores; Gerald J. Ford; Thomas A. Fry, III; H. Devon Graham, Jr.; Lydia H. Kennard; Charles C. Krulak; Bobby Lee Lackey; Jon C. Madonna; Dustan E. McCoy; James R. Moffett; Stephen H. Siegele; Frances Fragos Townsend.

2.	Approval, on an advisory basis, of the compensation of our named executive officers.

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

4.	Reapproval of the material terms of the Section 162(m) performance goals under our Amended and Restated 2006 Stock Incentive Plan.

The board of directors recommends a vote AGAINST Proposal No. 5 below.

5.	Stockholder proposal regarding proxy access.

After you have reviewed the proxy materials, you can submit your proxy and voting instructions online at www.ivselection.com/freeport15 by logging in with your control number/voter ID located in the shaded bar on the reverse side of this Notice.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares of Freeport-McMoRan Inc. common stock you must submit your proxy and voting instructions online or request a paper or email copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Freeport-McMoRan Inc. 2015 Annual Meeting of Stockholders

If you plan to attend our 2015 annual meeting of stockholders, you can obtain directions to the Hotel du Pont at the hotel’s website, www.hoteldupont.com/map-and-directions-en.html. The proposals to be voted on at the meeting are listed above, along with the recommendations of our board of directors.